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                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of November 14, 2003, is entered into by and among AMB Property Corporation, a Maryland corporation (the "Company"), AMB Property II, L.P., a Delaware limited partnership (the "Partnership"), and the unit holders whose names are set forth on the signature pages hereto (each, a "Unit Holder" and collectively, the "Unit Holders").

                                    RECITALS

         WHEREAS, the Company, the Partnership and the Unit Holders as the parties which hold ownership interests in certain industrial/warehouse/office properties (collectively, the "Property") will engage in certain transactions whereby the Unit Holders will contribute to the Partnership their respective interests in the Property;

         WHEREAS, the Unit Holders will receive units of limited partnership interests ("Units") in the Partnership in exchange for their respective interests in the Property and the Company will be the general partner of the Partnership;

         WHEREAS, pursuant to the Partnership Agreement (as defined below), Units owned by the Unit Holders will be redeemable for cash or exchangeable for shares of the Company's common stock, par value $.01 per share (the "Common Stock"), upon the terms and subject to the conditions contained therein; and

         WHEREAS, the Unit Holders are willing to contribute their respective interests in the Property in consideration of receiving the registration rights provided for in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         SECTION 1.1 Definitions. In addition to the definitions set forth above, the following terms, as used herein, have the following meanings:

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

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         "Articles of Incorporation" means the Articles of Incorporation of the
Company as filed with the Secretary of State of the State of Maryland on November 24, 1997, as the same may be amended, modified or restated from time to time.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized by law to close.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto, as interpreted by the applicable regulations thereunder.

         "Commission" means the Securities and Exchange Commission.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchangeable Units" means Units which may be redeemable for cash or exchangeable for Common Stock pursuant to Section 23.4 of the Partnership Agreement (without regard to any limitations on the exercise of such exchange right as a result of the Ownership Limit Provisions, as defined below).

         "Holder" means any Unit Holder who is the record or beneficial owner of any Registrable Security or any assignee or transferee of such Registrable Security (including assignments or transfers of Registrable Securities to such assignees or transferees as a result of the foreclosure on any loans secured by such Registrable Securities) unless such Registrable Security is acquired in a public distribution pursuant to a registration statement under the Securities Act or pursuant to transactions exempt from registration under the Securities Act, in each such case where securities sold in such action may be resold without subsequent registration under the Securities Act.

         "Incapacitated" shall have the meaning set forth in the Partnership Agreement.

         "Ownership Limit Provisions" mean the various provisions of the Articles of Incorporation set forth in Article IV thereof restricting the ownership of Common Stock by certain Persons to specified percentages of the outstanding Common Stock.

         "Partnership Agreement" means the Twelfth Amended And Restated Agreement of Limited Partnership of the Partnership dated as November 14, 2003, as may be amended, modified or restated from time to time.

         "Person" means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Registrable Securities" means shares of Common Stock of the Company at any time owned, either of record or beneficially, by any Holder issued upon exchange of Exchangeable Units until (i) a registration statement covering such securities has been declared effective by the Commission and such shares have been sold or transferred pursuant to such effective registration statement, (ii) such shares are sold under circumstances in which all of the applicable conditions

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of Rule 144 are met or under which such shares may be sold pursuant to Rule
144(k) under the Securities Act or (iii) such shares have been otherwise transferred in a transaction that would constitute a sale thereof under the Securities Act, the Company has delivered a new certificate or other evidence of ownership for such shares not bearing the Securities Act restricted stock legend and such shares may be resold without subsequent registration under the Securities Act.

         "Rule 144" means Rule 144 under the Securities Act, as amended from time to time (or any successor statute).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act pursuant to this Agreement.

         "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                                   ARTICLE II
                               REGISTRATION RIGHTS

         SECTION 2.1 Shelf Registration. The Company shall prepare and file, and use its reasonable efforts to cause to become effective, on or as soon as practicable after the first anniversary of the date the Units are issued (the "Issue Date") a "shelf" registration statement with respect to shares of Common Stock issuable upon the exchange of Exchangeable Units covering the issuance by the Company and the resale thereof by the Holders on an appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") and shall use its best efforts to keep such Shelf Registration Statement continuously effective for a period ending when all Registrable Securities covered by the Shelf Registration Statement have been issued and resold.

         SECTION 2.2 Limitation on Resales. Notwithstanding anything contained herein, prior to the date upon which shares of Common Stock issued as of the Issue Date would be eligible for resale under Rule 144(k) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), each holder agrees to limit resales of Registrable Securities under a Shelf Registration Statement, to the number of shares of Registrable Securities which otherwise would be eligible for resale by such Selling Stockholder pursuant to Rule 144, assuming such Registrable Securities were issued as of the Issue Date.

         SECTION 2.3 Registration Procedures; Filings; Information. In connection with any Shelf Registration Statement under Section 2.1 hereof, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection therewith:

         (a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the intended method of

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

distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective as provided in Section 2.1 hereof.

         (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder and each Underwriter, if any, of the Registrable Securities covered by such registration statement or prospectus copies of such registration statement or prospectus or any amendment or supplement thereto as proposed to be filed, and thereafter furnish to such Selling Holder and Underwriter, if any, one conformed copy of such registration statement, each amendment thereof and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein; provided, that each such exhibit need only be provided once), and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

         (c) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         (d) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States (where an exemption is not available) as any Selling Holder or managing Underwriter or Underwriters, if any, reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

         (e) The Company will promptly notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading and promptly make available to each Selling Holder a reasonable number of copies of any such supplement or amendment.

         (f) The Company will enter into customary agreements (including an underwriting agreement, if any, in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

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

         (g) The Company will make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates or otherwise disclosed by it unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

         (h) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder (or any successor rule or regulation hereafter adopted by the Commission).

         (i) The Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         The Company may require, as a condition precedent to the obligations of the Company under the Agreement, each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding such selling Holder, the Registrable Securities held by it and the intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         Each Selling Holder agrees that, upon receipt of any notice from the Company of, or such Selling Holder obtains knowledge of, the happening of any event of the kind described in Section 2.3(e) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement and prospectus covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(e) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus and each amendment thereof and supplement thereto covering such Registrable Securities at the time of receipt of such notice. Each Selling Holder of Registrable Securities agrees that it will immediately notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act of the happening of an event known to such Selling Holder as a result of which information previously furnished by such Selling Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.3(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.3(e) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 2.3(e) hereof.

         SECTION 2.4 Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in correction with the listing of the Registrable Securities on each securities exchange on which similar securities issued by the Company are then listed, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company and (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration. Except as expressly set forth in the preceding sentence, the Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or any transfer taxes relating to the registration or sale of the Registrable Securities.

         SECTION 2.5 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to

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the Company by such Selling Holder or on such Selling Holder's behalf expressly for inclusion therein. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 2.5, provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter of the Registrable Securities from whom the person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities which are the subject thereof if such person did not receive a copy of the prospectus (or the prospectus as supplemented) at or prior to the confirmation of the sale of such Registrable Securities to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was connected in the prospectus (or the prospectus as supplemented).

         SECTION 2.6 Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information relating to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors or agents or such controlling person shall have the rights and duties given to such Selling Holder, by Section 2.5 hereof. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 2.6.

         SECTION 2.7 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 2.5 or 2.6 hereof, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (an "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm

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of attorneys (in addition to any local counsel) at any time for all such
Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.5 hereof, by the gelling Holders which owned a majority of the Registrable Securities sold under the applicable registration statement and (ii) in the case of Persons indemnified pursuant to Section 2.6 hereof, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) Business Days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

         SECTION 2.8 Contribution. If the indemnification provided for in Sections 2.5 or 2.6 hereof is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material

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fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Selling Holder, and the Company's and the Selling Holder's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Sections 2.5 and 2.6 hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holder's obligations to contribute pursuant to this Section 2.8 are several in the proportion that the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

         SECTION 2.9 Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents in customary form and reasonably required under the terms of such underwriting arrangements and these registration rights provided for in this Article 11.

         SECTION 2.10 Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         SECTION 2.11 Holdback Agreements.

         (a) If the Company determines in its good faith judgment that the filing of the Shelf Registration Statement under Section 2.1 hereof or the use of any related prospectus would require the disclosure of non-public material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a material action, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the' Shelf Registration Statement shall be suspended until the earlier of (i) the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 2.11(b) is no longer necessary and
(ii) 180 days. The Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary.

         (b) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Act, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in the Shelf Registration Statement, and the Company shall notify the Holders as promptly as practicable when such suspension is no longer required.

                                  ARTICLE III
                             TRANSFER RESTRICTIONS

         SECTION 3.1 Transfer of Common Stock. Each Unit Holder agrees that in no event will it transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a "Transfer") any Registrable Securities other than pursuant to an effective registration statement unless, if requested by the Company, at the expense of such Unit Holder or its designee, such Unit Holder shall furnish to the Company an opinion of counsel and such other information, reasonably satisfactory to the Company to the effect that such Transfer may be consummated without registration under the Securities Act.

         SECTION 3.2 Legend.

         (a) All Registrable Securities shall bear legends in substantially the following form:

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\
         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND, THEREFORE, MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FROM THE HOLDER OF THE SHARES REPRESENTED HEREBY, OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE, EXCEPT IN ACCORDANCE WITH THE PROCEDURES AND RESTRICTIONS SET FORTH IN A REGISTRATION RIGHTS

         AGREEMENT DATED AS OF NOVEMBER 14, 2003, COPIES OF WHICH ARE FILED AT THE PRINCIPAL OFFICE OF AMB PROPERTY CORPORATION AND ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. ANY PURPORTED TRANSFER IN VIOLATION OF SUCH RESTRICTIONS SHALL BE VOID AND OF NO EFFECT.

         (b) Any certificates for Registrable Securities shall also bear any other legend required by any applicable state securities law and a legend regarding the ownership limitations set forth in the Company's Articles of Incorporation, as amended.

         (c) In addition, the Company shall make a notation regarding the restrictions on transfer of Registrable Securities in its stock records, and any such Registrable Securities shall be transferred on the records of the Company only if transferred or sold in compliance with the provisions of this Agreement.

                                   ARTICLE IV
                                  MISCELLANEOUS

         SECTION 4.1 New York Stock Exchange Listing. In the event that the Company shall issue any Common Stock in exchange for Units pursuant to Section
23.4 of the Partnership Agreement, then in any such case the Company agrees to cause any such shares of Common Stock to be listed on the New York Stock Exchange (or, if the Common Stock is not then listed on the New York Stock Exchange, such other national securities exchange or quotation service upon which such shares are then listed or quoted) prior to or concurrently with the issuance thereof by the Company.

         SECTION 4.2 Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, the Holders shall be entitled to specific performance of the rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it

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

of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         SECTION 4.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and the Holders or any such Holder's representative if any such Holder is Incapacitated. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

         SECTION 4.4 Notices. All notices and other communications in connection with this Agreement shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

         (1) if to any Unit Holder, initially to c/o Stein & Lubin LLP, 600 Montgomery Street, 14th Floor, San Francisco, CA 94111, Attn.: Mark D. Lubin, Esq., or to such other address and to such other Persons as the Unit Holders may hereafter specify in writing; and

         (2) if to the Company, initially at Pier 1, Bay 1, San Francisco, California 94111 (Attention: President and Chief Executive Officer), or to such other address as the Company may hereafter specify in writing.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         SECTION 4.5 Successors and Assigns. Except as expressly provided in this Agreement, the rights and obligations of the Holders under this Agreement shall not be assignable by any Holder to any Person that is not a Holder. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

         SECTION 4.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto. Counterparts hereof containing facsimile copy signatures shall have the same force and effect as original signed counterparts.

         SECTION 4.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to the choice of law provisions thereof.

         SECTION 4.8 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         SECTION 4.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         SECTION 4.10 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 4.11 No Third Party Beneficiaries. Nothing express or implied herein is intended or shall be construed to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights, remedies or other benefits under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                             AMB PROPERTY CORPORATION,
                             a Maryland corporation

                             By: /s/ Michael A. Coke
                                 -----------------------------------------------
                             Its: Executive Vice President and Chief Financial Officer

                             AMB PROPERTY II, L.P.,
                             a Delaware limited partnership

                             By: Texas AMB I, LLC
                                 a Delaware limited liability company
                                 its general partner

                                 By: AMB Property Holding Corporation,
                                     a Maryland corporation
                                     its sole member

                                     By: /s/ Michael A. Coke
                                         ----------------------
                                     Its: Executive Vice President and
                                          Chief Financial Officer

                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                             UNIT HOLDERS

                              /s/ Paul Shepherd
                             ---------------------------------------------------
                                        Paul Shepherd, an individual

                              /s/ John French
                             ---------------------------------------------------
                                        John French, an individual

                              /s/ Virginia Shepherd
                             ---------------------------------------------------
                                        Virginia Shepherd, an individual

                              /s/ Jack Woodruff
                             ---------------------------------------------------
                                        Jack Woodruff, an individual

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